Exhibit 99.1

                     AMERICAN SOFTWARE REPORTS THIRD QUARTER
                           OF FISCAL YEAR 2007 RESULTS

  NET EARNINGS INCREASE 26% FOR THE QUARTER DRIVEN BY 16% GROWTH IN LICENSE FEE
                     REVENUE WHEN COMPARED TO THE PRIOR YEAR

ATLANTA (March 6, 2007) American Software, Inc. (Nasdaq: AMSWA) today reported financial results for the third quarter of fiscal year 2007. These results mark 24 consecutive quarters of profitability for the Company.

Key third quarter financial highlights include:

     o Total revenues for the quarter ended January 31, 2007 were $21.5 million, an increase of 5% over the third quarter of fiscal 2006;

     o Software license fees for the quarter ended January 31, 2007 were $5.7 million, an increase of 16% over the third quarter of fiscal 2006;

     o Services and other revenues for the quarter ended January 31, 2007 were $8.6 million; a decrease of 6% over the third quarter of fiscal 2006;

     o Maintenance revenues for the quarter ended January 31, 2007 were $7.2 million, an increase of 14% over the third quarter of fiscal 2006; and

     o Operating earnings for the quarter ended January 31, 2007 were $3.0 million, an increase of 40% over the third quarter of fiscal 2006.

         GAAP net earnings were approximately $2.5 million or $0.10 per fully diluted share for the third quarter of fiscal 2007 compared to $2.0 million or $0.08 per fully diluted share for the same period last year. Adjusted net earnings for the quarter ended January 31, 2007, which excludes stock option compensation expense and acquisition related amortization of intangibles, were $2.8 million or $0.11 per fully diluted share, compared to $2.1 million or $0.08 per fully diluted share for the same period last year, which excludes acquisition related amortization of intangibles.

     Total revenues for the nine months ended January 31, 2007 were $61.9 million or a 10% increase compared to $56.2 million for the comparable period last year. Software license fees for the nine month period were $14.4 million or an 8% increase compared to $13.4 million during the same period last year. Services and other revenues were $27.1 million or a 9% increase compared to $24.9 million in the same period last year. Maintenance revenues were $20.3 million or a 14% increase compared to $17.9 million in

                                    --more--

American Software Third Quarter of Fiscal Year 2007 Results               Page 2

the same period last year. For the nine months ended January 31, 2007, the Company reported operating earnings of approximately $6.4 million, a 38% increase compared to operating income of $4.6 million for the same period last year. GAAP net earnings were approximately $5.6 million or $0.22 per fully diluted share for the nine months ended January 31, 2007 compared to $3.8 million or $0.15 per fully diluted share for the same period last year. Adjusted net earnings year to date as of January 31, 2007, which excludes stock option compensation expense and acquisition related amortization of intangibles, were $6.5 million or $0.25 earnings per fully diluted share compared to $4.3 million or $0.17 earnings per fully diluted share for the same period last year, which excludes acquisition related amortization of intangibles and a write-down of minority investment.

         The Company is including adjusted net earnings and adjusted net earnings per share in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP and may be different from non-GAAP net earnings and non-GAAP per share measures used by other companies. The Company believes that this presentation of adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.

         The overall financial condition of the Company remains strong, with cash and investments of approximately $70.0 million and no debt as of January 31, 2007. This is an increase in cash and investments of approximately $11.4 million compared to January 31, 2006 and a sequential increase of approximately $4.7 million compared to October 31, 2006.

         "We are pleased with American Software's strong performance for the third quarter of fiscal 2007, delivering 26% growth in net earnings driven by a 16% increase in license fee growth," noted James C. Edenfield, president and CEO of American Software. "With 24 consecutive quarters of profitability and positive cash flow combined with our steady growth, American Software is well positioned to support and expand our global customer base with innovative enterprise application solutions and deep supply chain management expertise."

ADDITIONAL HIGHLIGHTS FOR THE THIRD QUARTER OF FISCAL YEAR 2007 INCLUDE:

CUSTOMERS:

     o Notable new and existing customers placing orders with the Company in the third quarter include: 3M Australia, Argo Tea, Barilla America, BJ Services, Caremark, Clement Pappas & Co., Day-Timers, Inc., Dassult Falcon Jet, Dick's Sporting Goods, EK Success Limited, Everlast Worldwide, Goody's Family Clothing, John Paul Richards, Lion Brand Yarn, NB Coatings, Newell/Rubbermaid, Sandoz Pty Ltd., Smithfield Foods, Tyco Fire and Safety, Waterpik Technologies, Yellow River, Yurman Designs, XMA Ltd., and Zotos International.

American Software Third Quarter of Fiscal Year 2007 Results               Page 3

     o During the quarter, software license agreements were signed with customers located in 11 countries including: Australia, Canada, Germany, Italy, Japan, Spain, Sweden, Venezuela, the United Arab Emirates, the United Kingdom, and the United States.

     o Logility customer, Brown Shoe Company received an Outstanding Achievement award for supply chain excellence from Consumer Goods Technology magazine.

     o Logility announced the dates for Connections 2007: Supply Chain Power Plays conference to be held March 21-23, 2007 at the InterContinental Buckhead Hotel in Atlanta, GA. The annual event give attendees the opportunity to network and share ideas with fellow supply chain professionals, learn how to leverage and maintain best practices within supply chain management and hear from industry experts and peers.

     o Logility continued its thought leadership initiative with the Supply Chain Power Hour webcast, "Sunny Skies Ahead: Improve Forecast Accuracy." The webcast featured the latest insight on improving forecast accuracy to drive revenue and improve customer service.

     o Logility customer Remy International joined Logility in an Institute of Business Forecasting (IBF) webcast, "Remy International Jump Starts Inventory Management." The webcast focused on how companies can improve forecast accuracy and reduce excess inventory.

     o New Generation Computing Inc. (NGC), a wholly owned subsidiary of the Company, announced that Yellow River, a private-label women's wear apparel company, has selected NGC to provide an end-to-end, integrated apparel software solution. Yellow River wanted more control of its processes, as well as greater transparency and visibility; the company also required closer collaboration with overseas offices and vendors in order to ensure fast, accurate deliveries to its customers. After reviewing products from the industry's leading vendors, Yellow River selected NGC's SQL Series Suite, which includes e-PDM software for PLM, e-SPS(R) software for Global Sourcing, and RedHorse(R) software for Enterprise Resource Planning (ERP).

     o NGC announced that Trade Masters LLC has selected NGC's RedHorse ERP software to help the company manage its rapidly growing furniture import business. RedHorse will provide Trade Masters with a comprehensive business management solution that includes order management, import/production, accounting, inventory management and exception reporting. As a current NGC customer, Trade Masters successfully adapted an earlier NGC solution to run its case goods importing business. However, with a growth rate of 40 to 50 percent annually, Trade Masters' business has greatly increased in complexity, with tighter deadlines, more SKUs and a need for closer communication with overseas suppliers.

     o Coffee Bean, Inc. purchased NGC's e-PDM software for Product Lifecycle Management (PLM). Coffee Bean credits NGC's e-PDM software as a key factor in helping the company make a successful transition from captive manufacturing to outsourcing 70 percent of its production in China and Thailand, with an office in Hong Kong.

PRODUCTS AND TECHNOLOGY:

     o Demand Management, Inc. introduced Demand Solutions Pipeline, a demand-driven application that provides secure, encrypted access to supply chain data anywhere, anytime. The Web-enabled Pipeline presents product information in an intuitive tree-and-branch representation using plain-language terms, not cryptic item numbers. Users can review entire product families or any other desired category by history, forecast, customer forecast, budget or capacity. Information can by organized by business unit, market segment or sales category, depending on the needs of the individual user.

     o Logility received top rankings from the readers of Consumer Goods Technology magazine. For the seventh consecutive year, Logility scored among the top five vendors for both supply chain planning and supply chain execution in 2007. Logility also received high rankings for Customer Experience, which is based on the reader's experience implementing and using the software.

American Software Third Quarter of Fiscal Year 2007 Results               Page 4

     o Food Logistics magazine named Logility to the FL100, the magazine's annual listing of the top 100 technology suppliers to the food industry. Companies included in the list are selected based on the input of Food Logistics readers, industry analysts and consultants. This is the third consecutive year that Logility has been named to the FL 100 which was first introduced in 2004.

     o American Software announced that it has joined the IBM ISV Advantage Initiative as a Premier Business Partner. Membership is by invitation only, and is available to select midmarket independent software vendors (ISV's) who adopt open architecture using IBM middleware technologies on IBM eServer hardware. The ISV Advantage Initiative is a program designed to provide ISVs with technical and marketing support to help meet the specific information technology needs of small and medium business (SMB) companies. Companies are seeking solutions that help them better integrate processes and applications internally and externally and allow them to quickly respond to changing market opportunities on demand.

ABOUT AMERICAN SOFTWARE, INC.

         Headquartered in Atlanta, American Software develops, markets and supports one of the industry's most comprehensive offerings of integrated business applications, including supply chain management, Internet commerce, financial, warehouse management and manufacturing packages. e-Intelliprise(TM) is an ERP/supply chain management suite, which leverages Internet connectivity and includes multiple manufacturing methodologies. American Software owns 88% of Logility, Inc. (Nasdaq: LGTY), a leading provider of collaborative supply chain solutions that help small, medium, large and Fortune 1000 companies realize substantial bottom-line results in record time. Logility is proud to serve such customers as Avery Dennison Corporation, BP (British Petroleum), Hyundai Motor America, Leviton Manufacturing Company, McCain Foods, Pernod-Ricard, Sigma Aldrich and Under Armour Performance Apparel. New Generation Computing Inc.
(NGC), a wholly owned subsidiary of American Software, is a global software company that has 25 years of experience developing and marketing business applications for apparel manufacturers, brand managers, retailers and importers. Headquartered in Miami, NGC's worldwide customers include Dick's Sporting Goods, Wilsons Leather, Kellwood, Hugo Boss, Russell Corp., Ralph Lauren Childrenswear, Haggar Clothing Company, Maidenform, William Carter and VF Corporation. For more information on the Company, contact: American Software, 470 East Paces Ferry Rd., Atlanta, GA 30305; (800) 726-2946 or (404) 261-4381. FAX: (404) 264-5206.
INTERNET: www.amsoftware.com or e-mail: ask@amsoftware.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, changes in general economic conditions, technology and the market for the Company's products and services, including economic conditions within the e-commerce markets; the timely availability and market acceptance of these products and services; the Company's ability to satisfy in a timely manner all SEC required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; the challenges and risks associated with integration of acquired product lines and companies; the effect of competitive products and pricing; the uncertainty of the viability and effectiveness of strategic alliances; and the irregular pattern of the Company's revenues. For further information about risks the Company could experience as well as other information, please refer to the Company's Form 10-K for the year ended April 30, 2006 and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact: Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax: (404) 237-8868.

American Software Third Quarter of Fiscal Year 2007 Results               Page 5

e-Intelliprise is a trademark of American Software, Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility, Demand Solutions is a registered trademark of Demand Management, and REDHORSE is a trademark of New Generation Computing. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

                                       ###

American Software Third Quarter of Fiscal Year 2007 Results               Page 6

                             AMERICAN SOFTWARE, INC.
                Consolidated Statements of Operations Information
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                Third Quarter Ended                     Nine Months Ended
                                                                    January 31,                           January 31,
                                                       ------------------------------------   ------------------------------------
                                                                                    Pct                                    Pct
                                                          2007         2006         Chg.         2007         2006         Chg.
                                                       ----------   ----------   ----------   ----------   ----------   ----------
Revenues:
    License                                            $    5,726   $    4,952           16%  $   14,432   $   13,385            8%
    Services & other                                        8,577        9,110           (6)%     27,120       24,911            9%
    Maintenance                                             7,175        6,306           14%      20,332       17,872           14%
                                                       ----------   ----------   ----------   ----------   ----------   ----------
       Total Revenues                                      21,478       20,368            5%      61,884       56,168           10%
                                                       ----------   ----------   ----------   ----------   ----------   ----------
Cost of Revenues:
    License                                                 1,415          747           89%       4,474        2,830           58%
    Services & other                                        6,022        7,110          (15)%     18,965       18,603            2%
    Maintenance                                             1,823        1,769            3%       5,391        4,976            8%
                                                       ----------   ----------   ----------   ----------   ----------   ----------
       Total Cost of Revenues                               9,260        9,626           (4)%     28,830       26,409            9%
                                                       ----------   ----------   ----------   ----------   ----------   ----------
Gross Margin                                               12,218       10,742           14%      33,054       29,759           11%
                                                       ----------   ----------   ----------   ----------   ----------   ----------
Operating expenses:
    Research and development                                2,408        2,280            6%       7,036        6,626            6%
    Less: capitalized development                            (495)        (537)          (8)%     (1,678)      (1,771)          (5)%
    Sales and marketing                                     3,560        3,675           (3)%     10,600       10,311            3%
    General and administrative                              3,694        3,117           19%      10,430        9,685            8%
    Acquisition related amortization of intangibles            88           88            0%         263          263            0%
                                                       ----------   ----------   ----------   ----------   ----------   ----------
       Total Operating Expenses                             9,255        8,623            7%      26,651       25,114            6%
                                                       ----------   ----------   ----------   ----------   ----------   ----------
Operating Earnings                                          2,963        2,119           40%       6,403        4,645           38%
                                                       ----------   ----------   ----------   ----------   ----------   ----------
    Interest Income & Other, Net                            1,423        1,371            4%       3,494        2,689           30%
                                                       ----------   ----------   ----------   ----------   ----------   ----------
Earnings Before Income Taxes and Minority Interest          4,386        3,490           26%       9,897        7,334           35%
    Income Tax Expense                                     (1,635)      (1,277)          28%      (3,813)      (2,759)          38%
    Minority Interest Expense                                (248)        (226)          10%        (513)        (745)          nm
                                                       ----------   ----------   ----------   ----------   ----------   ----------
Net Earnings                                           $    2,503   $    1,987           26%  $    5,571   $    3,830           45%
                                                       ==========   ==========   ==========   ==========   ==========   ==========
Earnings per common share:
    Basic:                                             $     0.10   $     0.08           25%  $     0.23   $     0.16           44%
                                                       ==========   ==========   ==========   ==========   ==========   ==========
    Diluted:                                           $     0.10   $     0.08           25%  $     0.22   $     0.15           47%
                                                       ==========   ==========   ==========   ==========   ==========   ==========
Weighted average number of common shares outstanding:
    Basic                                                  24,676       24,088                    24,573       24,017
    Diluted                                                25,859       25,349                    25,693       25,229

Reconciliation of Adjusted Net Earnings:
Net Earnings                                           $    2,503   $    1,987                $    5,571   $    3,830
Acquisition related amortization of intangibles(1)             88           88                       263          263
Write-down of minority investment(1)                            -            -                         -          160
Stock option expense (1)                                      194            -                       635            -
                                                       ----------   ----------   ----------   ----------   ----------   ----------
Adjusted Net Earnings                                  $    2,785   $    2,075           34%  $    6,469   $    4,253           52%
                                                       ==========   ==========   ==========   ==========   ==========   ==========

Adjusted Net Earnings per Diluted Share                $     0.11   $     0.08           38%  $     0.25   $     0.17           47%
                                                       ==========   ==========   ==========   ==========   ==========   ==========

nm- not meaningful
(1) - Not income tax affected

American Software Third Quarter of Fiscal Year 2007 Results               Page 7

                             AMERICAN SOFTWARE, INC.
                       Selected Balance Sheet Information
                                 (In thousands)
                                   (Unaudited)

                                                            January 31,
                                                     -------------------------
                                                         2007          2006
                                                     -----------   -----------
Cash and Short & Long-term investments               $    69,918   $    58,511
Accounts Receivable:
    Billed                                                12,415        12,734
    Unbilled                                               3,730         3,937
                                                     -----------   -----------
Total Accounts Receivable,net                             16,145        16,671
Prepaids & Other                                           2,591         3,009

PP&E,net                                                   7,201         7,789
Capitalized Software, net                                  6,233         6,857
Goodwill                                                  11,211        11,120
Other Intangibles                                          1,602         2,016
Non-current Assets                                           278         1,565
                                                     -----------   -----------
    Total Assets                                     $   115,179   $   107,538
                                                     ===========   ===========

Accounts Payable                                     $     1,093   $       845
Other Current Liabilities                                  7,880         7,447
Dividend Payable                                           1,979         1,694
Deferred Income Tax Liability                                462            76
Deferred Revenues                                         16,055        14,754
                                                     -----------   -----------
       Current Liabilities                                27,469        24,816

Deferred Income Tax Liability                              1,845           377
Minority Interest                                          4,748         3,904
Shareholders' Equity                                      81,117        78,441
                                                     -----------   -----------
    Total Liabilities & Shareholders' Equity         $   115,179   $   107,538
                                                     ===========   ===========

SOURCE  American Software, Inc.
   -0-                             03/06/2007
   /CONTACT: Vincent C. Klinges, Chief Financial Officer of American Software, Inc., +1-404-264-5477 /
   /Company News On-Call: http://www.prnewswire.com/comp/048263.html / /Web site: http://www.amsoftware.com /
    (AMSWA LGTY)